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                                                                   Exhibit 10.82


                          FIRST SUPPLEMENTARY AGREEMENT

                Made and entered in to this 8th day of July, 2002
                                 By and between

                  YEDA RESEARCH AND DEVELOPMENT COMPANY LIMITED

               a company duly registered under the laws of Israel
                      of P.O. Box 95, Rehovot 76100, Israel
                              (hereinafter: "YEDA")

                                       and

                          ADVANCED VIRAL RESEARCH CORP

            a company duly registered under the laws of the state of
               New York, of 200 Corporate Boulevard South Yonkers,
                                  NY10701, USA
                           (hereinafter "THE COMPANY")

WHEREAS the parties have entered into an Agreement dated January 29, 2001 (the "AGREEMENT"); and

WHEREAS The parties wish to extend the Study Period for another 12 (twelve months) commencing at the date of signature hereof (the "SECOND YEAR")

WHEREAS  the parties wish to set up a Research Budget for the Second Year.


THEREFORE THE PARTIES DO HEREBY AGREE AS FOLLOWS:

1. Terms and phrases included in this First Supplementary Agreement ("Supplementary Agreement") which are defined in the Agreement shall have the same meaning attributed to them in the Agreement unless otherwise defined in this Supplementary Agreement or unless the context otherwise requires.


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2.       This Supplementary Agreement and the Agreement shall be read as one and shall represent the complete current understanding between the parties with respect to the Second Year of the Study. Subject to the modifications contained herein, the provisions of the Agreement shall remain unaltered and in full force and effect.

3. All appendixes attached hereto shall form an integral part of this Agreement

4. The Study Plan attached to the Agreement as Appendix A shall be supplemented by the Research Program attached hereto marked Appendix
         Al.                                                                  AL

5.       The Study Period is hereby extended for a Second Year.

6. The Budget for the Second Year of the Study Period as stated in Appendix S of the Agreement be supplemented by Appendix B1 to this Supplementary Agreement, and shall total US$ 138,000 (One hundred and
         Thirty Eight Thousand United States Dollars).                        BI

7. The Company agrees and undertakes to pay Yeda US$ 138,000 (One Hundred and Thirty Eight Thousand US Dollars) as follows:

(a)      US$ 40,000 (Forty Thousand US Dollars) upon execution of this
         Agreement; and

(b) US$ 40,000 (Forty Thousand US Dollars) upon expiry of 4 (four) months of the extended Study Period; and

(c) US$ 40,000 (Forty Thousand US Do upon the expiry of 8 (eight) months of the extended Study Period; and

(d) US$ 18,000 (Eighteen Thousand US Dollars) within 7 (seven) days after the Company accepts that the final report required in sub-clause 4.1 to the Agreement.

8. Late payments shall bear interest from due date until date of payment until the date of actual payment, at the rate of 3% (three percent) per annum in excess of the average LIBOR rate for US Dollar deposits for a period of 3 (three) months prevailing from time to time during tie period of arrears.


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IN WITNESS WHEREOF THE PARTIES HERETO HAVE SET THEIR SIGNATURES.


for  YEDA RESEARCH AND                 for ADVANCED VIRAL RESEARCH CORP
     DEVELOPMENT COMPANY LTD.


By: /s/ DR. ISAAC SHARIV   /s/ PROF. HAIM GARTY  By: /s/ SHALOM Z HIRSCHMAN, MD
    --------------------   --------------------      --------------------------
    Title: C.E.O.                CHAIRMAN            Title: PRESIDENT AND C.E.O.





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